NEWS RELEASE
FOR IMMEDIATE RELEASE

PolyOne Announces Third Quarter 2016 Results

•	Reports GAAP earnings per share of $0.50, the same as the prior year quarter

•	Adjusted EPS increases to $0.56 from $0.54, representing the company’s 28th consecutive quarter of year-over-year earnings growth

•	Specialty Engineered Materials and Performance Products & Solutions deliver record third quarter operating income

•	Increased annual dividend by 12.5% to $0.54 per share, representing the sixth consecutive year of dividend growth

CLEVELAND - October 26, 2016 - PolyOne Corporation (NYSE: POL) today reported its third quarter results for 2016. GAAP earnings per share was $0.50 in both the third quarter of 2016 and the third quarter of 2015. Adjusted earnings per share increased 4% to $0.56, from $0.54 in the third quarter of 2015. Special items for the third quarter of 2016, which primarily included realignment and acquisition-related costs, resulted in a net after-tax charge of $4.7 million, or $0.06 per share (see Attachment 1). In the prior year quarter, special items, which primarily included realignment charges and a tax benefit, resulted in a net after-tax charge of $3.0 million, or $0.04 per share.

“I’m pleased we overcame challenging macro-economic conditions to deliver our 28th consecutive quarter of adjusted earnings per share expansion - representing seven straight years of growth,” said Robert M. Patterson, chairman, president, and chief executive officer, PolyOne Corporation. “This quarter, our Specialty Engineered Materials, Performance Products & Solutions (PP&S) and Distribution segments led the way, as all three achieved year-over-year increases in operating income.”

Revenue for the third quarter of 2016 rose to $844 million, compared to $842 million in the third quarter of 2015. Underlying organic sales growth, plus contributions from the company’s recently acquired businesses, offset lower year-over-year selling prices in Distribution, PP&S, and Designed Structures and Solutions (DSS), due to lower hydro-carbon based raw material costs.

Bradley C. Richardson, executive vice president and chief financial officer, PolyOne Corporation, said, “Our balance sheet and cash flow remain strong, and they continue to provide us with flexibility to invest in strategic initiatives and return cash to shareholders. During the quarter we repurchased 318,000 shares of common stock and increased our Term Loan B by $100 million to fund the acquisitions of Gordon Composites and Polystrand, all while maintaining a modest leverage ratio of 2.5x net debt to adjusted EBITDA. In addition, we recently announced a 12.5% increase in our annual dividend to $0.54 - our sixth consecutive annual increase.”

“Within the last year, we have acquired four excellent specialty businesses that bolstered our technology portfolio,” Mr. Patterson added. “The integration and growth prospects of these businesses are on track. Feedback from our new customers has been outstanding, and I have heard first-hand they are excited to leverage the comprehensive suite of polymer solutions we offer.”

“Our broad and expansive specialty solutions, coupled with exemplary service offerings such as InVisiO, IQ Design and LSS Customer First, are important competitive differentiators for us. Leveraging our unique strengths is more important now than ever with weak demand in a number of end markets and regions,” Mr. Patterson said.

Commenting on the company’s outlook, Mr. Patterson added, “As we discussed on our last earnings call, we expected the second half of the year to be more challenging due to an absence of macro-economic tailwinds, fallout from Brexit, and a weaker British pound to name a few, and that is what is playing out. Regardless of the factors outside our direct control, we remain focused on relentlessly executing our four-pillar strategy, collaborating with our customers, and investing in our businesses and employees.”

About PolyOne

PolyOne Corporation, with 2015 revenues of $3.4 billion, is a premier provider of specialized polymer materials, services and solutions. The company is dedicated to serving customers in diverse industries around the globe, by creating value through collaboration, innovation and an unwavering commitment to excellence.  Guided by its Core Values, Sustainability Promise and No Surprises PledgeSM, PolyOne is committed to its customers, employees, communities and shareholders through ethical, sustainable and fiscally responsible principles. For more information, visit www.polyone.com.

To access PolyOne’s news library online, please visit www.polyone.com/news.

# # #

Investor Relations Contact:
Eric R. Swanson
Director, Investor Relations
PolyOne Corporation
+1 440-930-1018
eric.swanson@polyone.com

Media Contact:
Kyle G. Rose
Vice President, Corporate Communications
PolyOne Corporation
+1 440-930-3162
kyle.rose@polyone.com

Forward-looking Statements

In this press release, statements that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. They use words such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial condition, performance and/or sales. Factors that could cause actual results to differ materially from those implied by these forward-looking statements include, but are not limited to: our ability to realize anticipated savings and operational benefits from the realignment of assets, including the closure of manufacturing facilities; the timing of closings and shifts of production to new facilities related to asset realignments and any unforeseen loss of customers and/or disruptions of service or quality caused by such closings and/or production shifts; separation and severance amounts that differ from original estimates; amounts for non-cash charges related to asset write-offs and accelerated depreciation realignments of property, plant and equipment, that differ from original estimates; our ability to identify and evaluate acquisition targets and consummate acquisitions; the ability to successfully integrate acquired businesses into our operations, such as Gordon Composites and Polystrand, including whether such businesses will be accretive, retain the management teams of acquired businesses, and retain relationships with customers of acquired businesses; disruptions, uncertainty or volatility in the credit markets that could adversely impact the availability of credit already arranged and the availability and cost of credit in the future; the financial condition of our customers, including the ability of customers (especially those that may be highly leveraged and those with inadequate liquidity) to maintain their credit availability; the speed and extent of an economic recovery, including the recovery of the housing market; our ability to achieve new business gains; the effect on foreign operations of currency fluctuations, tariffs and other political, economic and regulatory risks; changes in polymer consumption growth rates and laws and regulations regarding the disposal of plastic in jurisdictions where we conduct business; changes in global industry capacity or in the rate at which anticipated changes in industry capacity come online; fluctuations in raw material prices, quality and supply and in energy prices and supply; production outages or material costs associated with scheduled or unscheduled maintenance programs; unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters; an inability to achieve or delays in achieving or achievement of less than the anticipated financial benefit from initiatives related to working capital reductions, cost reductions and employee productivity goals; an inability to raise or sustain prices for products or services; an inability to maintain appropriate relations with unions and employees; our ability to continue to pay cash dividends; the amount and timing of repurchases of our common shares, if any; and other factors affecting our business beyond our control, including, without limitation, changes in the general economy, changes in interest rates and changes in the rate of inflation. The above list of factors is not exhaustive.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K that we provide to the Securities and Exchange Commission.

Attachment 1
PolyOne Corporation
Summary of Condensed Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Sales	$843.6	$841.6	$2,552.1	$2,601.8
Operating income	71.2	69.2	224.0	219.6
Net income attributable to PolyOne shareholders	42.3	44.5	131.4	141.5
Basic earnings per share attributable to PolyOne shareholders	$0.50	$0.51	$1.56	$1.60
Diluted earnings per share attributable to PolyOne shareholders	$0.50	$0.50	$1.55	$1.58

Senior management uses comparisons of adjusted net income attributable to PolyOne shareholders and diluted adjusted earnings per share (EPS) attributable to PolyOne shareholders, excluding special items, to assess performance and facilitate comparability of results. Senior management believes these measures are useful to investors because they allow for comparison to PolyOne's performance in prior periods without the effect of items that, by their nature, tend to obscure PolyOne's operating results due to the potential variability across periods based on timing, frequency and magnitude. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or solely as alternatives to, financial measures prepared in accordance with GAAP. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP. See Attachment 3 for a definition and summary of special items.

	Three Months Ended September 30, 2016		Three Months Ended September 30, 2015
Reconciliation to Condensed Consolidated Statements of Income	$	EPS	$	EPS

Net income attributable to PolyOne shareholders	$42.3	$0.50	$44.5	$0.50
Special items, after tax (Attachment 3)	4.7	0.06	3.0	0.04
Adjusted net income / EPS - excluding special items	$47.0	$0.56	$47.5	$0.54

	Nine Months Ended September 30, 2016		Nine Months Ended September 30, 2015
Reconciliation to Condensed Consolidated Statements of Income	$	EPS	$	EPS

Net income attributable to PolyOne shareholders	$131.4	$1.55	$141.5	$1.58
Special items, after tax (Attachment 3)	17.0	0.20	(1.5)	(0.01)
Adjusted net income / EPS - excluding special items	$148.4	$1.75	$140.0	$1.57

Attachment 2
PolyOne Corporation
Condensed Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Sales	$843.6	$841.6	$2,552.1	$2,601.8
Cost of sales	670.5	672.5	2,001.2	2,077.2
Gross margin	173.1	169.1	550.9	524.6
Selling and administrative expense	101.9	99.9	326.9	305.0
Operating income	71.2	69.2	224.0	219.6
Interest expense, net	(15.1)	(16.2)	(44.3)	(48.5)
Debt extinguishment costs	—	—	(0.4)	—
Other (expense) income, net	(0.2)	(1.6)	0.2	(3.0)
Income before income taxes	55.9	51.4	179.5	168.1
Income tax expense	(13.6)	(6.9)	(48.2)	(26.4)
Net income	42.3	44.5	131.3	141.7
Net loss (income) attributable to noncontrolling interests	—	—	0.1	(0.2)
Net income attributable to PolyOne common shareholders	$42.3	$44.5	$131.4	$141.5

Earnings per common share attributable to PolyOne common shareholders - Basic:	$0.50	$0.51	$1.56	$1.60
Earnings per common share attributable to PolyOne common shareholders - Diluted:	$0.50	$0.50	$1.55	$1.58

Cash dividends declared per share of common stock	$0.12	$0.10	$0.36	$0.30

Weighted-average shares used to compute earnings per common share:
Basic	83.9	87.5	84.2	88.5
Diluted	84.5	88.4	84.8	89.4

Attachment 3
PolyOne Corporation
Summary of Special Items (Unaudited)
(In millions, except per share data)

Special items (1)	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Cost of sales:
Restructuring costs	$(0.6)	$(11.6)	$(5.2)	$(24.8)
Environmental remediation costs	(2.3)	(4.3)	(6.1)	(7.8)
Reimbursement of previously incurred environmental costs	—	2.1	5.3	2.6
Acquisition related adjustments	(2.0)	—	(6.5)	—
Impact on cost of sales	(4.9)	(13.8)	(12.5)	(30.0)

Selling and administrative expense:
Employee separation and restructuring costs	(3.3)	(1.9)	(11.8)	(6.7)
Legal related and other	(3.3)	(1.9)	(10.5)	(0.9)
Acquisition/divestiture related costs	(0.5)	(1.1)	(1.4)	(2.3)
Impact on selling and administrative expense	(7.1)	(4.9)	(23.7)	(9.9)

Impact on operating income	(12.0)	(18.7)	(36.2)	(39.9)

Debt extinguishment costs	—	—	(0.4)	—
Other income, net	—	0.1	0.1	0.1
Impact on income before income taxes	(12.0)	(18.6)	(36.5)	(39.8)
Income tax benefit on above special items	4.3	6.0	13.2	13.7
Tax adjustments(2)	3.0	9.6	6.3	27.6
Impact of special items on net income attributable to PolyOne Shareholders	$(4.7)	$(3.0)	$(17.0)	$1.5

Diluted earnings per common share impact	$(0.06)	$(0.04)	$(0.20)	$0.01

Weighted average shares used to compute adjusted earnings per share:
Diluted	84.5	88.4	84.8	89.4

(1) Special items include charges related to specific strategic initiatives or financial restructuring such as: consolidation of operations; debt extinguishment costs; costs incurred directly in relation to acquisitions or divestitures; employee separation costs resulting from personnel reduction programs, plant realignment costs, executive separation agreements; asset impairments; mark-to-market adjustments associated with actuarial gains and losses on pension and other post-retirement benefit plans; environmental remediation costs, fines, penalties and related insurance recoveries related to facilities no longer owned or closed in prior years; gains and losses on the divestiture of operating businesses, joint ventures and equity investments; gains and losses on facility or property sales or disposals; results of litigation, fines or penalties, where such litigation (or action relating to the fines or penalties) arose prior to the commencement of the performance period; one-time, non-recurring items; and the effect of changes in accounting principles or other such laws or provisions affecting reported results.

(2) Tax adjustments include the net tax expense/benefit from one-time income tax items, the set-up or reversal of uncertain tax position reserves and deferred income tax valuation allowance adjustments.

Attachment 4
PolyOne Corporation
Condensed Consolidated Balance Sheets
(In millions)

	(Unaudited) September 30, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$212.2	$279.8
Accounts receivable, net	418.3	347.0
Inventories, net	325.6	287.0
Other current assets	45.5	47.0
Total current assets	1,001.6	960.8
Property, net	605.0	583.5
Goodwill	672.9	597.7
Intangible assets, net	370.2	344.6
Other non-current assets	100.1	108.5
Total assets	$2,749.8	$2,595.1

Liabilities and Shareholders’ Equity
Current liabilities:
Short-term and current portion of long-term debt	$19.3	$18.6
Accounts payable	383.4	351.6
Accrued expenses and other current liabilities	124.8	127.9
Total current liabilities	527.5	498.1
Non-current liabilities:
Long-term debt	1,240.2	1,128.0
Pension and other post-retirement benefits	48.3	77.5
Deferred income taxes	30.8	33.8
Other non-current liabilities	146.7	152.5
Total non-current liabilities	1,466.0	1,391.8
Shareholders’ equity:
PolyOne shareholders’ equity	755.4	704.2
Noncontrolling interests	0.9	1.0
Total equity	756.3	705.2
Total liabilities and shareholders’ equity	$2,749.8	$2,595.1

Attachment 5

PolyOne Corporation
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Nine Months Ended September 30,
	2016	2015
Operating Activities
Net income	$131.3	$141.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	74.7	73.8
Accelerated depreciation and fixed asset charges associated with restructuring activities	4.6	16.1
Provision for doubtful accounts	0.1	0.1
Debt extinguishment costs	0.4	—
Share-based compensation expense	6.5	6.0
Change in assets and liabilities, net of the effect of acquisitions:
Increase in accounts receivable	(67.4)	(18.5)
(Increase) decrease in inventories	(10.4)	18.9
Increase in accounts payable	30.1	15.0
Decrease in pension and other post-retirement benefits	(31.3)	(32.1)
Decrease in accrued expenses and other assets and liabilities - net	(11.8)	(92.4)
Net cash provided by operating activities	126.8	128.6
Investing Activities
Capital expenditures	(58.0)	(61.6)
Business acquisitions	(158.3)	—
Sale of and proceeds from other assets	9.8	1.9
Net cash used by investing activities	(206.5)	(59.7)
Financing Activities
Proceeds from long-term debt	100.0	—
Borrowings under credit facilities	805.9	781.7
Repayments under credit facilities	(806.4)	(705.7)
Purchase of common shares for treasury	(50.7)	(117.8)
Cash dividends paid	(30.1)	(26.8)
Repayment of long-term debt	(4.4)	—
Exercise of share awards	1.0	4.3
Debt financing costs	(1.9)	—
Net cash provided (used) by financing activities	13.4	(64.3)
Effect of exchange rate changes on cash	(1.3)	(7.5)
Decrease in cash and cash equivalents	(67.6)	(2.9)
Cash and cash equivalents at beginning of period	279.8	238.6
Cash and cash equivalents at end of period	$212.2	$235.7

Attachment 6
PolyOne Corporation
Business Segment and Platform Operations (Unaudited)
(In millions)

Operating income at the segment level does not include: special items as defined in Attachment 3; corporate general and administration costs that are not allocated to segments; intersegment sales and profit eliminations; share-based compensation costs; and certain other items that are not included in the measure of segment profit and loss that is reported to and reviewed by the chief operating decision maker. These costs are included in Corporate and eliminations.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Sales:
Color, Additives and Inks	$195.9	$199.9	$613.0	$625.8
Specialty Engineered Materials	146.2	136.0	430.5	417.6
Designed Structures and Solutions	97.0	112.4	308.8	343.1
Specialty Platform	439.1	448.3	1,352.3	1,386.5
Performance Products and Solutions	171.3	175.2	510.3	541.4
PolyOne Distribution	274.8	259.5	816.2	792.0
Corporate and eliminations	(41.6)	(41.4)	(126.7)	(118.1)
Sales	$843.6	$841.6	$2,552.1	$2,601.8

Gross margin:
Color, Additives and Inks	$70.0	$73.4	$223.3	$226.8
Specialty Engineered Materials	41.7	39.6	128.9	123.7
Designed Structures and Solutions	8.3	14.3	30.0	43.2
Specialty Platform	120.0	127.3	382.2	393.7
Performance Products and Solutions	29.2	27.2	94.6	77.1
PolyOne Distribution	29.6	29.4	89.8	87.4
Corporate and eliminations	(5.7)	(14.8)	(15.7)	(33.6)
Gross margin	$173.1	$169.1	$550.9	$524.6

Selling and administrative expense:
Color, Additives and Inks	$38.6	$38.9	$118.8	$118.9
Specialty Engineered Materials	21.2	19.6	63.6	60.5
Designed Structures and Solutions	8.8	10.0	29.1	31.2
Specialty Platform	68.6	68.5	211.5	210.6
Performance Products and Solutions	11.2	11.1	35.6	33.2
PolyOne Distribution	11.4	11.8	36.3	35.0
Corporate and eliminations	10.7	8.5	43.5	26.2
Selling and administrative expense	$101.9	$99.9	$326.9	$305.0

Operating income:
Color, Additives and Inks	$31.4	$34.5	$104.5	$107.9
Specialty Engineered Materials	20.5	20.0	65.3	63.2
Designed Structures and Solutions	(0.5)	4.3	0.9	12.0
Specialty Platform	51.4	58.8	170.7	183.1
Performance Products and Solutions	18.0	16.1	59.0	43.9
PolyOne Distribution	18.2	17.6	53.5	52.4
Corporate and eliminations	(16.4)	(23.3)	(59.2)	(59.8)
Operating income	$71.2	$69.2	$224.0	$219.6

The Specialty Platform consists of our three specialty segments: Color, Additives and Inks; Specialty Engineered Materials; and Designed Structures and Solutions. We present Specialty Platform sales, gross margin, selling and administrative expense, and operating income because management believes that this is useful information to investors by highlighting our collective progress in advancing our specialization strategy.

Attachment 7
PolyOne Corporation
Reconciliation of Non-GAAP Financial Measures (Unaudited)
(In millions, except per share data)

Senior management uses gross margin before special items and operating income before special items to assess performance and allocate resources because senior management believes that these measures are useful in understanding current profitability levels and how it may serve as a basis for future performance. In addition, operating income before the effect of special items is a component of PolyOne annual and long-term employee incentive plans and is used in debt covenant computations. Senior management believes these measures are useful to investors because they allow for comparison to PolyOne's performance in prior periods without the effect of items that, by their nature, tend to obscure PolyOne's operating results due to the potential variability across periods based on timing, frequency and magnitude. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or solely as alternatives to, financial measures prepared in accordance with GAAP. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP. See Attachment 3 for a definition and summary of special items.

	Three Months Ended September 30,		Nine Months Ended September 30,
Reconciliation to Consolidated Statements of Income	2016	2015	2016	2015

Sales	$843.6	$841.6	$2,552.1	$2,601.8

Gross margin before special items	178.0	182.9	563.4	554.6
Special items in gross margin (Attachment 3)	(4.9)	(13.8)	(12.5)	(30.0)
Gross margin - GAAP	$173.1	$169.1	$550.9	$524.6

Gross margin, before special items, as a percent of sales	21.1%	21.7%	22.1%	21.3%

Operating income adjusted	83.2	87.9	260.2	259.5
Special items in operating income (Attachment 3)	(12.0)	(18.7)	(36.2)	(39.9)
Operating income - GAAP	$71.2	$69.2	$224.0	$219.6

Operating income, before special items, as a percent of sales	9.9%	10.4%	10.2%	10.0%

The table below reconciles pre-special income tax expense and the pre-special effective tax rate to their most comparable US GAAP figures.

	Three Months Ended September 30, 2016			Three Months Ended September 30, 2015
	GAAP Results	Special Items	Pre-special Results	GAAP Results	Special Items	Pre-special Results

Income before income taxes	$55.9	$12.0	$67.9	$51.4	$18.6	$70.0

Income tax expense - GAAP	(13.6)	—	(13.6)	(6.9)	—	(6.9)
Income tax impact of special items (Attachment 3)	—	(4.3)	(4.3)	—	(6.0)	(6.0)
Tax adjustments (Attachment 3)	—	(3.0)	(3.0)	—	(9.6)	(9.6)
Income tax expense	$(13.6)	$(7.3)	$(20.9)	$(6.9)	$(15.6)	$(22.5)

Effective Tax Rate	24.3%		30.8%	13.4%		32.1%

	Nine Months Ended September 30, 2016			Nine Months Ended September 30, 2015
	GAAP Results	Special Items	Pre-special Results	GAAP Results	Special Items	Pre-special Results

Income before income taxes	$179.5	$36.5	$216.0	$168.1	$39.8	$207.9

Income tax expense - GAAP	(48.2)	—	(48.2)	(26.4)	—	(26.4)
Income tax impact of special items (Attachment 3)	—	(13.2)	(13.2)	—	(13.7)	(13.7)
Tax adjustments (Attachment 3)	—	(6.3)	(6.3)	—	(27.6)	(27.6)
Income tax expense	$(48.2)	$(19.5)	$(67.7)	$(26.4)	$(41.3)	$(67.7)

Effective Tax Rate	26.9%		31.3%	15.7%		32.6%

Attachment 8

PolyOne Corporation
Reconciliation of Non-GAAP Financial Measures (Unaudited)
(In millions)

Senior management has defined Adjusted EBITDA as net income, prepared in accordance with GAAP, adjusted for interest, taxes, depreciation, amortization and special items. Adjusted EBITDA is a non-GAAP financial measurement used by management to enhance the understanding of our operating results. We provide Adjusted EBITDA because we believe that investors and securities analysts will find Adjusted EBITDA to be a useful measure for evaluating our operating performance. Adjusted EBITDA should not be considered as an alternative to net income as a measure of operating results in accordance with GAAP. Below is a reconciliation of Adjusted EBITDA to the most directly comparable financial measure calculated and presented in accordance with GAAP. See Attachment 3 for a definition and summary of special items.

	Three Months Ended December 31, 2015	Nine Months Ended September 30, 2016	Trailing Twelve Months Ended September 30, 2016
Net income	$3.0	$131.3	$134.3
Income tax (benefit) expense	(3.4)	48.2	44.8
(Loss) income before income taxes	(0.4)	179.5	179.1

Interest expense, net	15.6	44.3	59.9
Depreciation and amortization	25.9	78.0	103.9
Special items, impact on (loss) income before income taxes (Attachment 3)	47.8	36.5	84.3
Accelerated depreciation included in special items	(1.6)	(3.3)	(4.9)
Adjusted EBITDA(3)	$87.3	$335.0	$422.3

(3) Adjusted EBITDA does not include the pro forma impact of acquired businesses for the trailing twelve months ended September 30, 2016.

Senior management has defined Net Debt as total debt outstanding less cash and cash equivalents. We provide Net Debt because we believe that it is more representative of our financial position given the amount of cash and cash equivalents held by PolyOne. Below is a reconciliation of Net Debt to the most directly comparable financial measures calculated and presented in accordance with GAAP.

September 30, 2016
Short-term and current portion of long-term debt	$19.3
Long-term debt	1,240.2
Total Debt	1,259.5
Less: Cash and cash equivalents	(212.2)
Net Debt	$1,047.3

Below is Net Debt to Adjusted EBITDA for the trailing twelve months. Senior management believes that investors and securities analysts find this leverage ratio useful for evaluating our ability to pay off debt and for comparing this measure with that of similar companies that have different capital structures.

Trailing Twelve Months Ended September 30, 2016
Net Debt / Adjusted EBITDA	2.5